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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Union Pacific Corporation on Form S-8 of our report dated January 21, 1999 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle), appearing in and incorporated by reference in the Annual Report on Form 10-K of Union Pacific Corporation for the year ended December 31, 1998, as amended, and to the reference to us as experts in this Registration Statement.


/s/  Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Omaha, Nebraska
September 30, 1999